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                                                                  Exhibit 23.3


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Amendment No. 1 on Form S-8 to Allegiant Bancorp, Inc.'s (f/k/a "Southside Bancshares Corp.") Registration Statement on Form S-4 (No. 333-63212) of our report dated May 21, 2001, with respect to the financial statements and schedules of the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

St. Louis, Missouri
November 5, 2001